EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-158201 on Form S-8 of our report dated March 30, 2012, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Oak Valley Bancorp for the year ended December 31, 2011.

/s/ Moss Adams LLP

Stockton, California
March 30, 2012